      As filed with the Securities and Exchange Commission on May 5, 2000
                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                           ________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933


                          MARRIOTT INTERNATIONAL, INC.

            (Exact Name of Registrant as Specified in its Charter)


            Delaware                                      52-2055918
  (State or Other Jurisdiction                         (I.R.S. Employer
of Incorporation or Organization)                   Identification Number)

         10400 Fernwood Road                                 20817
          Bethesda, Maryland                              (Zip Code)
(Address of Principal Executive Offices)

               1998 COMPREHENSIVE STOCK AND CASH INCENTIVE PLAN
                           (Full Title of the Plan)

           Joseph Ryan, Executive Vice President and General Counsel
                         Marriott International, Inc.
                 10400 Fernwood Road, Bethesda, Maryland 20817
                    (Name and Address of Agent for Service)
                                (301) 380-3000
         (Telephone Number, Including Area Code, of Agent for Service)

                           ________________________

 Copies of all communications, including all communications sent to agent for service, should be sent to:

                                 W. David Mann
                         Marriott International, Inc.
                 10400 Fernwood Road, Bethesda, Maryland 20817
                                (301) 380-3000

======================================================================================================================
                                           CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                            Proposed            Proposed Maximum        Amount of
    Title of Securities           Amount to be       Maximum Offering Price    Aggregate Offering     Registration
     to be registered              Registered            Per Share (1)             Price (1)             Fee (1)
----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par
 value $.01 share (2)......       15,000,000 (3)            $32.78125              $491,718,750          $129,814
----------------------------------------------------------------------------------------------------------------------

(1) The average of the high and low sales price of the Registrant's Class A Common Stock, par value $0.01 per share, on the New York Stock Exchange on May 3, 2000. Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of fluctuating market prices.
(2) The Preferred Stock Purchase Rights, which are attached to the shares of Class A Common Stock being registered, will be issued for no additional consideration and, therefore, no additional registration fee is required.
(3) Pursuant to Rule 416(a), this Registration Statement also registers such number of additional securities that may be offered pursuant to the terms of the 1998 Comprehensive Stock and Cash Incentive Plan which provide for a change in the amount or type of securities being offered or issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

                                 INTRODUCTION

     This Registration Statement on Form S-8 is filed by Marriott International, Inc., a Delaware corporation (the "Company" or "Registrant"), relating to 15,000,000 shares (the "Shares") of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), to be offered and sold under the 1998 Comprehensive Stock and Cash Incentive Plan (the "1998 Plan"). The Class A Common Stock registered hereunder is in addition to the 56,000,000 shares of Class A Common Stock of the Registrant (after giving effect to the conversion of each share of the Registrant's Common Stock into one share of the Registrant's Class A Common Stock on May 21, 1998) registered on the Registrant's Form S-8 (file no. 333-48407) filed on March 20, 1998 (the "Prior Registration Statement") (at the time of such filing, the Registrant's name was New Marriott MI, Inc.).

     Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of the Shares and except as otherwise set forth in this Registration Statement, are incorporated by reference herein.


Item 8. Exhibits.

          Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:


     4.1       Marriott International, Inc. 1998 Comprehensive Stock and Cash
               Incentive Plan, as amended and restated (incorporated by
               reference to attachment A to the Registrant's definitive proxy statement filed on March 23, 2000).
     5         Opinion of Joseph Ryan, Esq., on behalf of the Law Department of the Registrant.
     23.1      Consent of Arthur Andersen LLP.
     23.2      Consent of Joseph Ryan, Esq., on behalf of the Law Department of the Registrant (filed as part of Exhibit 5).
     24        Power of Attorney (included on signature page).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on this 4th day of May, 2000.

                              MARRIOTT INTERNATIONAL, INC.



                              By:   s/J.W. MARRIOTT, JR.
                                  -----------------------------------------
                                  J.W. Marriott, Jr., Chairman of the Board
                                  and Chief Executive Officer

          Each person whose signature appears below constitutes and appoints J.W. Marriott, Jr. and Arne M. Sorenson as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company in the capacities and on the date indicated above.

          Signature                                     Title                                  Date
          ---------                                     -----                                  ----
PRINCIPAL EXECUTIVE OFFICER:           Chairman of the Board of Directors and Chief          May 4, 2000
                                                     Executive Officer
   s/J.W. MARRIOTT, JR.
-----------------------------
     J.W. Marriott, Jr.

PRINCIPAL FINANCIAL OFFICER:           Executive Vice President and Chief Financial          May 4, 2000
                                                          Officer
    s/ARNE M. SORENSON
-----------------------------
     Arne M. Sorenson

PRINCIPAL ACCOUNTING OFFICER:             Vice President-Finance and Controller              May 4, 2000

     s/LINDA A. BARTLETT
-----------------------------
       Linda A. Bartlett

  s/WILLIAM J. SHAW                           Director, President and Chief                  May 4, 2000
-----------------------------                       Operating Officer
    William J. Shaw

   s/HENRY CHENG KAR-SHUN                               Director                             May 4, 2000
-----------------------------
    Henry Cheng Kar-Shun

     s/GILBERT M. GROSVENOR                             Director                               May 4, 2000
-----------------------------
      Gilbert M. Grosvenor

      s/RICHARD E. MARRIOTT                             Director                               May 4, 2000
-----------------------------
       Richard E. Marriott

  s/FLORETTA DUKES MCKENZIE                             Director                               May 4, 2000
-----------------------------
  Floretta Dukes Mckenzie

     s/HARRY J. PEARCE                                  Director                               May 4, 2000
-----------------------------
       Harry J. Pearce

     s/W. MITT ROMNEY                                   Director                               May 4, 2000
-----------------------------
       W. Mitt Romney

     s/ROGER W. SANT                                    Director                               May 4, 2000
-----------------------------
       Roger W. Sant

    s/LAWRENCE M. SMALL                                 Director                               May 4, 2000
-----------------------------
      Lawrence M. Small

                                 EXHIBIT INDEX


Exhibit                  Description                              Sequentially
-------                  -----------                              ------------
                                                                  Numbered Page
Number                                                            -------------
------

 4.1        Marriott International, Inc. 1998 Comprehensive
            Stock and Cash Incentive Plan, as
            amended and restated (incorporated by reference
            to attachment A to the Registrant's definitive proxy
            statement filed on March 23, 2000).
 5          Opinion of Joseph Ryan, Esq., on behalf of the Law
            Department of the Registrant.
 23.1       Consent of Arthur Andersen LLP.
 23.2       Consent of Joseph Ryan, Esq., on behalf of the Law
            Department of the Registrant (filed as part of Exhibit
            5).
 24         Power of Attorney (included on signature page).